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                                                                    EXHIBIT 4.06

                              CERTIFICATE OF TRUST

                                       OF

                             CITIGROUP CAPITAL XVIII

      This Certificate of Trust is being executed as of June 19, 2006 for the purposes of organizing a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq. (the "Act").

      The undersigned, the trustees of Citigroup Capital XVIII, hereby certify as follows:

      1. Name. The name of the statutory trust being formed hereby is "Citigroup Capital XVIII" (the "Trust").

      2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are as follows:

                             Chase Bank USA, National Association
                             500 Stanton Christiana Rd.
                             Newark, Delaware 19713

      3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.



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Dated: June 19, 2006

                                    By: /s/ John Gerspach
                                        --------------------------------
                                    John Gerspach, as Regular Trustee



                                    By: /s/ Sallie Krawcheck
                                        --------------------------------
                                    Sallie Krawcheck, as Regular Trustee



                                    By: /s/ Saul Rosen
                                        --------------------------------
                                    Saul Rosen, as Regular Trustee

                                    CHASE BANK USA,
                                    NATIONAL ASSOCIATION,
                                    as Delaware Trustee

                                    By: /s/ John J. Cashin
                                       ---------------------------------
                                    Name:  John J. Cashin
                                    Title:  Vice President


                                    CITIGROUP INC.,
                                    as Sponsor

                                    By: /s/ Sallie Krawcheck
                                        --------------------------------
                                    Name:  Sallie Krawcheck
                                    Title: Chief Financial Officer



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